UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2019, at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Outlook Therapeutics, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Outlook Therapeutics, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares of common stock authorized for issuance under the 2015 Plan by 1,500,000 shares, including a corresponding increase in the number of shares of common stock authorized for issuance under the 2015 Plan pursuant to the grant of incentive stock options by 3,000,000 shares. Such changes are referred to, collectively, as the “Plan Amendment”.

The Plan Amendment had been previously approved, subject to stockholder approval, by the Board of Directors of the Company (the “Board”). The Plan Amendment became effective immediately upon stockholder approval at the Annual Meeting.

The terms of the 2015 Plan, as amended, provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance stock awards that may be settled in cash, stock, or other property. The total number of shares of the Company’s common stock available for issuance under the 2015 Plan, as amended, (subject to adjustment for certain changes in the Company’s capitalization) is equal to 2,097,679. The number of shares of the Company’s common stock reserved for issuance under the 2015 Plan, as amended, automatically increases on January 1 of each year, beginning on January 1, 2017 and continuing through January 1, 2025 by 3% of the total number of shares of the Company’s capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. The maximum number of shares that may be issued upon the exercise of incentive stock options under the 2015 Plan, as amended, is 6,375,000 shares. Eligible participants under the 2015 Plan, as amended, include the Company’s employees, consultants and directors, including the Company’s executive officers.

A more detailed summary of the material features of the 2015 Plan, as amended, and of the Plan Amendment, are set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2019 (the “Proxy Statement”). Those summaries and the foregoing description are qualified in their entirety by reference to the full text of the 2015 Plan, as amended by the Plan Amendment, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 12, 2019, the Company held the Annual Meeting at the offices of Cooley LLP located at 55 Hudson Yards, New York, NY 10001-2163. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on August 1, 2019. There were 28,233,484 shares of common stock and 64,831 shares of Series A-1 preferred stock (representing 1,225,172 votes) outstanding and entitled to vote at the Annual Meeting.

The following is a brief description of each matter voted upon and the certified results (which, for Proposals 1, 2 and 3, include the vote of the Series A-1 preferred stock voting with the common on an as-converted basis), including the number of votes cast for and against each matter and, if applicable, the number of votes withheld, abstentions and broker non-votes with respect to each such matter.

Proposal 1. Stockholders elected the following nominee to serve as the Class III Director on the Board until the Company’s 2022 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. The voting results for such nominee were as follows:

Director Name	Votes For	Votes Withheld	Broker Non- Votes
Ralph H. “Randy” Thurman	13,717,312	53,818	10,602,154

Proposal 2. Stockholders approved an amendment to the Company’s 2015 Equity Incentive Plan to increase the share reserve and make certain updating changes. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
13,597,861	144,231	29,038	10,602,154

Proposal 3. Stockholders ratified the selection by the Audit Committee of the Board of KPMG, LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2019. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
24,206,229	102,926	64,129	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Outlook Therapeutics, Inc. 2015 Equity Incentive Plan, as amended effective September 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: September 13, 2019	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer